EXHIBIT 21.1
Patriot Coal Corporation Subsidiary List

Name	Jurisdiction
Affinity Mining Company	West Virginia
Apogee Coal Company, LLC	Delaware
Appalachia Mine Services, LLC	Delaware
Beaver Dam Coal Company, LLC	Delaware
Big Eagle LLC	Virginia
Big Eagle Rail LLC	Virginia
Black Stallion Coal Company, LLC	Delaware
Black Walnut Coal Company	Delaware
Bluegrass Mine Services, LLC	Delaware
Brook Trout Coal, LLC	West Virginia
Catenary Coal Company, LLC	Delaware
Central States Coal Reserves of Kentucky, LLC	Delaware
Charles Coal Company, LLC	Delaware
Cleaton Coal Company	Delaware
Coal Clean LLC	West Virginia
Coal Properties, LLC	Delaware
Coal Reserve Holding LLC No. 2	Delaware
Colony Bay Coal Company	West Virginia
Cook Mountain Coal Company, LLC	Delaware
Coyote Coal Company LLC	West Virginia
Dakota LLC	West Virginia
Day LLC	West Virginia
Dixon Mining Company, LLC	Kentucky
Dodge Hill Holding JV, LLC	Delaware
Dodge Hill Mining Company, LLC	Kentucky
Dodge Hill of Kentucky, LLC	Delaware
EACC Camps, Inc. (Nonprofit)	West Virginia
Eastern Associated Coal, LLC	West Virginia
Eastern Coal Company, LLC	Delaware
Eastern Royalty, LLC	Delaware
Grand Eagle Mining, Inc.	Kentucky
HCR Holdings, LLC	Delaware
Heritage Coal Company, LLC	Delaware
Highland Mining Company, LLC	Delaware
Highwall Mining LLC	West Virginia
Hillside Mining Company	West Virginia
Hobet Mining, LLC	West Virginia
Indian Hill Company	Delaware
Infinity Coal Sales, LLC	West Virginia
Interior Holdings, LLC	Delaware
IO Coal LLC	West Virginia
Jarrell’s Branch Coal Company	Delaware
Jupiter Holdings LLC	West Virginia
Kanawha Eagle Coal, LLC	Virginia
Kanawha River Ventures I, LLC	West Virginia

Name	Jurisdiction
Kanawha River Ventures II, LLC	West Virginia
Kanawha River Ventures III, LLC	West Virginia
KE Ventures, LLC	Virginia
Little Creek LLC	West Virginia
Logan Fork Coal Company	Delaware
Magnum Coal Company	Delaware
Magnum Coal Sales LLC	West Virginia
Martinka Coal Company, LLC	Delaware
Midland Trail Energy LLC	West Virginia
Midwest Coal Resources II, LLC	Delaware
Mountain View Coal Company, LLC	Delaware
New Trout Coal Holdings II, LLC	Delaware
North Page Coal Corp.	West Virginia
Ohio County Coal Company, LLC	Delaware
Panther LLC	West Virginia
Patriot Coal Company, LP	Delaware
Patriot Coal Sales LLC	Delaware
Patriot Leasing Company LLC	Delaware
Patriot Midwest Holdings, LLC	Delaware
Patriot Trading LLC	Delaware
Patriot Ventures LLC	Delaware
Pine Ridge Coal Company, LLC	Delaware
Pond Creek Land Resources, LLC	Delaware
Pond Fork Processing LLC	West Virginia
Remington Holdings LLC	West Virginia
Remington II LLC	West Virginia
Remington LLC	West Virginia
Rhino Eastern, LLC (49% ownership)	Delaware
Rivers Edge Mining, Inc.	Delaware
Robin Land Company, LLC	Delaware
Sentry Mining, LLC	Delaware
Snowberry Land Company	Delaware
Speed Mining LLC	West Virginia
Squaw Creek Coal Company (40% ownership)	Indiana
Sterling Smokeless Coal Company, LLC	West Virginia
TC Sales Company, LLC	Delaware
Tecumseh Coal Corporation (50% ownership)	Indiana
The Presidents Energy Company LLC	Delaware
Thunderhill Coal LLC	West Virginia
Trout Coal Holdings, LLC	Delaware
Union County Coal Company, LLC	Kentucky
Viper LLC	West Virginia
Weatherby Processing LLC	West Virginia
Wildcat, LLC	West Virginia
Winchester LLC	West Virginia
Winifrede Dock Limited Liability Company	West Virginia
WWMV, LLC (49% ownership)	West Virginia
Yankeetown Dock, LLC	Indiana